Exhibit 99.4

EXECUTION VERSION

CERTIFICATE OF DESIGNATION

OF

CUMULATIVE SERIES A PREFERRED STOCK

OF

MYT HOLDING CO.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), MYT Holding Co., a corporation duly organized and validly existing under the DGCL (the “Company”), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

The Board of Directors of the Company adopted resolutions on May 30, 2019 providing for the creation of a new series of 250,000,000 shares of preferred stock, par value $0.001 per share, of the Company designated as Series A Preferred Stock (as defined below):

WHEREAS, the Certificate of Incorporation of the Company (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) authorizes the issuance of Preferred Stock, $0.001 par value per share, of the Company, and expressly authorizes the Board of Directors of the Company, subject to limitations prescribed by Law, to provide, out of the unissued shares of Preferred Stock, for Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designations, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, it is the desire of the Board of Directors of the Company to establish and fix the number of shares to be included in a new series of Preferred Stock and the designations, rights, preferences, powers, restrictions and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED that the Board of Directors of the Company does hereby provide authority for the Company to issue 250,000,000 shares of Series A Preferred Stock and does hereby in this Certificate of Designation (this “Certificate of Designation”) to be filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL establish and fix and herein state and express the designations, rights, preferences, powers, restrictions and limitations of such shares of Series A Preferred Stock (the “Series A Preferred Shares”) as follows:

i

ARTICLE I

DEFINITIONS, CALCULATIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                         Definitions.

As used in this Certificate of Designation, the following capitalized terms will have the following meanings:

“Acquired Indebtedness” means, with respect to any specified Person:

(a)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person; and

(b)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the managing member or board of managers of such Person, (c) in the case of any partnership, the board of directors, board of managers or managing member of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing or, in each case, any duly authorized committee of such body.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Capital Stock” means:

(a)                                 in the case of a corporation or company, corporate stock or shares in the capital of such corporation or company;

(b)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited and howsoever described); and

(d)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance or capital leases on a balance sheet of such Person under GAAP or German GAAP, as applicable, and, for purposes hereof, the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP or German GAAP, as applicable.

“Change of Control” means the occurrence of any of the following events:

(a)                                 prior to, on or after an initial public offering of the Company or its successor entity, any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more of the Permitted Holders, acquires beneficial ownership of Equity Interests of the Company representing more than 50% of the aggregate voting power for the election of directors of the Company (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested); or

(b)                                 prior to, on or after an initial public offering of the Company or its successor entity, the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Permitted Holders.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Compounded Liquidation Preference” means, with respect to the Series A Preferred Shares at any date, the sum of (i) the Stated Value thereof, plus (ii) all accumulated and unpaid Dividends (whether declared or undeclared) as of the most recent Semi-Annual Date prior to such date (or, solely with respect to dividends accruing as a result of the 2.00% per annum increase in the Dividend Rate pursuant to Section 8.02, as of the most recent Quarter End Date prior to such date).

“Disqualified Institution” means:

(a)

(i)                           any Person that is a competitor of the Company and identified by the Company in writing to the Transfer Agent and made available to the Holders on or prior to the Issue Date; and

(ii)                        all Affiliates of such competitors described in the foregoing clause (i) that are reasonably identifiable as such (other than any such Affiliate that is a bank, financial institution or fund (other than a Person described in clause (b) below) or any portfolio companies managed by such entities or their Affiliates); or

(b)                                 certain banks, financial institutions, other institutional lenders and investors and other entities that are identified by the Company in writing to the Transfer Agent and made available to the Holders on or prior to the Issue Date.

The Transfer Agent will not have any responsibility or obligation to determine whether any Holder or potential Holder is a Disqualified Institution and the Transfer Agent will have no liability with respect to any assignment made to a Disqualified Institution.

“Dividend” means the distributions to be made by the Company in respect of the Series A Preferred Shares in accordance with Section 2.01(a).

“Dividend Rate” means 10% per annum, as such rate may be increased upon the occurrence and during the continuance of a Trigger Event pursuant to Section 8.02.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” means, generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies); provided that the Company may at any time elect by written notice to the Transfer Agent to fix GAAP as in effect on the date specified in such notice and, upon any such notice, references herein to GAAP will thereafter be construed to mean for all purposes of this Certificate of Designation (other than for financial reporting purposes) for periods beginning on and after the date specified in such notice, GAAP as in effect on the date specified in such notice.

“German GAAP” means generally accepted accounting principles as in effect from time to time in the Federal Republic of Germany.

“Governmental Entity” means any U.S. or foreign, federal, state, provincial, municipal, local or similar government or any agency, authority, board, body, bureau, commission, court, department, entity, official, political subdivision, tribunal or other instrumentality of any such government and will include any regulatory or trade body or organization and any arbitrator or arbitral body.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company and its Subsidiaries will be a Hedge Agreement.

“Holder” means, as of the relevant date, any Person that is the holder of record of at least one Series A Preferred Share as of such date.

“Holder Majority” means the consent of Holders who between them hold a majority of the aggregate number of Series A Preferred Shares held by all of the Holders (excluding from the numerator and the denominator any Series A Preferred Shares held by MYT Parent, the Company, any of their Subsidiaries or any of their Affiliates).

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for, or subject to, such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person, without duplication:

(a)                                 all obligations of such Person for borrowed money;

(b)                                 all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c)                                  all obligations of such Person under conditional sale or title retention agreements relating to property or assets purchased by such Person;

(d)                                 all obligations of such Person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP or German GAAP, as applicable;

(e)                                  all Capitalized Lease Obligations of such Person;

(f)                                   all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedge Agreements;

(g)                                  the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and bank guarantees;

(h)                                 the principal component of all obligations of such Person in respect of bankers’ acceptances;

(i)                                     all Guarantees by such Person of Indebtedness described in clauses (a) through (h) above; and

(j)                                    the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock (excluding accrued dividends that have not increased the liquidation preference of such Redeemable Stock);

provided, that Indebtedness will not include:

(i)                           trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business;

(ii)                        prepaid or deferred revenue arising in the ordinary course of business;

(iii)                     purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset; or

(iv)                    earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP or German GAAP, as applicable.

The Indebtedness of any Person will include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Independent Third Party” means a person or entity other than (i) any member of the Company Parties, (ii) any of the Sponsors, (iii) an affiliate of any member of the Company Parties or any of the Sponsors or (iv) another Person or entity in which the Company Parties and/or any of the Sponsors and/or their respective affiliates own at least 10% of the outstanding Equity Interests of such Person or entity (measured by voting power, economic value or number).

“Investment” with respect to any Person means any purchase of equity, loan, extension of credit, guarantee, advance, capital contribution or other acquisition for consideration of Indebtedness, Equity Interests or other securities.

“Issue Date” means the date the Series A Preferred Shares are first issued to the holders thereof.

“Junior Stock” means Equity Interests of the Company, which, by their terms, rank junior to the Series A Preferred Shares on payment of dividends or upon liquidation, dissolution, or winding up, including the Common Stock of the Company and the Series B Preferred Stock.

“Law” means any applicable U.S. or foreign, federal, state, provincial, municipal or local law (including common law), statute, ordinance, rule, regulation, code, policy, directive, standard, license, treaty, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Entity.

“Lien” means, with respect to any asset (i) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset; or (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event will an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Guarantee” means a limited guarantee of the obligations under the New Second Lien Notes by each MYT Guarantor Entity on a senior basis.

“Liquidation Event” means any liquidation, dissolution or winding up of the Company, either voluntary or involuntary.

“Liquidation Preference” means, with respect to the Series A Preferred Shares at any date, the sum of (i) the Stated Value thereof, plus (ii) all accumulated and unpaid Dividends (whether declared or undeclared, and including all such dividends that have compounded pursuant to Section 2.01(a)) thereon through, but not including, such date.

“Management Group” means, the group consisting of:

(a)                                 the directors, executive officers and other management personnel of Neiman Marcus Group, Inc. and its Subsidiaries on the date hereof;

(b)                                 persons who became directors, officers or management personnel of Neiman Marcus Group Inc. or any direct or indirect parent of Neiman Marcus Group Inc., as applicable, and its Subsidiaries following the date hereof (other than in connection with a transaction that would otherwise be a Change of Control if such persons were not included in the definition of “Permitted Holders”);

(c)                                  family members of, or trusts, partnerships or limited liability companies for the benefit of, any of the foregoing; and

(d)                                 the heirs, executors, successors and legal representatives of each of the foregoing.

“Maturity Date” means the tenth anniversary of the Issue Date.

“MYT Asset Sale” means any direct or indirect sale, disposition, monetization or other transfer of any assets or property of the MYT Entities (whether directly or indirectly or synthetically, including through derivative transactions) to an Independent Third Party. Notwithstanding the foregoing, upon the effectiveness of the Second Lien Notes Indenture, “MYT Asset Sale” shall have the meaning set forth therein

“MYT Group” means the Company and its Subsidiaries, including the MYT Operating Entities.

“MYT Guarantor Entities” means, collectively, and together with their respective successors, MYT Parent, the Company, MYT Intermediate Holding Co., Mariposa Luxembourg I S. à r.l., Mariposa Luxembourg II S. à r.l. and, once formed, MYT Netherlands Parent B.V.

“MYT Operating Entities” means NMG Germany GmbH (or any successor parent operating entity of the Company) and any operating Subsidiaries of the Company, including mytheresa.com GmbH, mytheresa.com Service GmbH and Theresa Warenvertrieb GmbH.

“MYT RCF Revenue Cap” means, as of any time, 12.5% of the consolidated revenues as reported in the monthly financial reports of the MYT Operating Entities during the immediately preceding twelve months for which such monthly financial reports are available.

“MYT Parent” means MYT Parent Co.

“MYT Parent Obligations” means the covenants and agreements of MYT Parent in an agreement between the Company and MYT Parent dated as of the date hereof.

“New Second Lien Notes” means up to $550 million in aggregate principal amount of New Second Lien Notes due 2024.

“NM Group” means Neiman Marcus Group LTD LLC.

“Officer” means the Chairman of the Company’s Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President of the Company or any of its Subsidiaries, as applicable.

“Permitted Holder” means each of:

(a)                                 Neiman Marcus Group, Inc., any direct or indirect parent entity of Neiman Marcus Group, Inc. and their respective Subsidiaries;

(b)                                 the Sponsors;

(c)                                  any member of the Management Group (or any controlled Affiliate thereof of which members of the Management Group hold at least 50% of the aggregate voting power and 50% of the economic value); and

(d)                                 any other holder of a direct or indirect equity interest in Neiman Marcus Group, Inc. that holds such equity interest as of the date hereof; provided that such holders, as a group, do not own, Equity Interests of the Company that represent more than 25% of the aggregate voting power for the election of directors of the Company.

“Permitted Transferee” means any Person other than a Disqualified Institution.

“Person” means any individual, corporation, limited liability company, partnership, (including a limited partnership) joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Projected Purchase Order” means an advance order (which may not be made more than nine months in advance of the earlier of (x) the date of delivery and (y) the date of payment) for inventory made in the ordinary course of business of the MYT Operating Entities.

“Projected RCF Amount” means an amount equal to the MYT RCF Revenue Cap, calculated as of the date of any Projected Purchase Order.

“Quarter End Date” means each of March 31, June 30, September 30 and December 31. If any Quarter End Date is not a Business Day, the Quarter End Date will be the Business Day immediately following such Quarter End Date.

“Qualified MYT Asset Sale” means any MYT Asset Sale made for fair market value and for not less than 75% cash, the net cash proceeds of which are reinvested within 180 days after receipt thereof by the MYT Entities in non-current assets (or an operating business that is similar to the business of the MYT Entities) held by the MYT Entities; provided that (i) any MYT Asset Sale or series of related MYT Asset Sales for more than $100.0 million in consideration may not be deemed to be a Qualified MYT Asset Sale, and (ii) non-current assets (or an operating business that is similar to the business of the MYT Entities) received by the MYT Entities from an Independent Third Party as consideration for a MYT Asset Sale shall be deemed to be cash for purposes of this definition.

“Redeemable Stock” means, with respect to any Person, any equity interests of such Person that, by its terms, in each case, at the option of the holder thereof or upon the happening of any event matures, becomes mandatorily redeemable or becomes redeemable at option of such Person, in whole or in part.

“Redemption Date” means each day on which any or all of the Series A Preferred Shares are redeemed or purchased pursuant to Article III.

“Redemption Price” means, with respect to any Series A Preferred Share at any Redemption Date, an amount per share equal to the Liquidation Preference thereof at such date.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Semi-Annual Date” means April 15 and October 15, of each year, commencing on and including October 15, 2019. If any Semi-Annual Date is not a Business Day, the Semi-Annual Date will be the Business Day immediately following such Semi-Annual Date.

“Series B Preferred Stock” means Series B Preferred Stock of the Company, par value $0.001 per share.

“Sponsors” means, any of Ares Corporate Opportunities Fund III, L.P., Ares Corporate Opportunities Fund IV, L.P., the Canada Pension Plan Investment Board and any of their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates, but not including any portfolio company of any of the foregoing.

“Stated Value” means, at any date of determination, and with respect to each outstanding Series A Preferred Share, $1.00, adjusted as appropriate in the event of any stock dividend, stock split, stock distribution, recapitalization, combination or similar event with respect to the Series A Preferred Shares.

“Subsidiary” means, with respect to any Person:

(a)                                 any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(b)                                 any partnership, joint venture, limited liability company or similar entity of which:

(i)                           more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; or

(ii)                        such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that does not satisfy the provisions of the foregoing clause (a) or (b) shall not be a “Subsidiary” for any purpose under this Certificate of Designation, regardless of whether such entity is consolidated on the Company’s financial statements.

“Third Lien Notes” means collectively (x) newly issued 8.000% secured notes due October 25, 2024 of Neiman Marcus Group LTD LLC and (y) newly issued 8.750% secured notes due October 25, 2024 of Neiman Marcus Group LTD LLC.

“Third Lien Notes Indentures” means each of the indentures governing the Third Lien Notes.

“Transfer”: (a) when used as a noun means any direct or indirect, voluntary or involuntary sale, hypothecation, pledge, assignment (as collateral or otherwise), attachment, encumbrance, or other transfer or disposition of any interest (legal or beneficial) in any security (including the transfer of any Person that owns such security or transfer by reorganization, merger, sale of substantially all assets or by operation of law), and (b) when used as a verb means to, directly or indirectly, voluntarily or involuntarily, sell, hypothecate, pledge, assign (as collateral or otherwise), encumber, or otherwise transfer or dispose of any interest (legal or beneficial) in any security (including the transfer of any Person that owns such security or transfer by reorganization, merger, sale of substantially all assets or by operation of law). Notwithstanding the foregoing, a Transfer of any Person that directly or indirectly owns any Series A Preferred Shares shall not be deemed to be a Transfer of such Series A Preferred Shares unless such Series A Preferred Shares constitute a majority of such Person’s assets (measured by fair market value).

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, a New York limited liability company.

SECTION 1.02.                         Rules of Construction.  Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 the words “including,” “includes” and similar words shall be deemed to be followed by without limitation;

(e)                                  terms defined in the singular include the plural, and terms defined in the plural include the singular;

(f)                                   “will” shall be interpreted to express a command;

(g)                                  provisions apply to successive events and transactions;

(h)                                 references to any Law (including the Securities Act and the Exchange Act), rule or regulation shall be deemed to include such Law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

(i)                                     unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Certificate of Designation;

(j)                                    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Certificate of Designation as a whole and not any particular Article, Section, clause or other subdivision;

(k)                                 words used herein implying any gender shall apply to both genders;

(l)                                     in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”;

(m)                             the principal amount of any non-interest bearing Indebtedness or other discount security constituting indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP or German GAAP, as applicable;

(n)                                 any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity); and

(o)                                 any reference herein to a Person shall be deemed to include its successors and permitted assigns.

SECTION 1.03.                         Acts of Holders.

(a)                                 Except as herein otherwise expressly provided, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Certificate of Designation to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Holders or such Holder, as applicable, in person.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Company.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by Law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Company deems sufficient.

(c)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Series A Preferred Share shall bind every future Holder of the same Series A Preferred Share and the Holder of every Series A Preferred Share issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Holders or the Company in reliance thereon, whether or not notation of such action is made upon the certificate representing such Series A Preferred Share.

(d)                                 The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.  Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be 10 days prior to the first solicitation of such consent.

SECTION 1.04.                         Effect of Covenants.  For the avoidance of doubt, the covenants set forth in Article V shall only apply at a time when the Series A Preferred Shares remain outstanding and shall cease to apply when all Series A Preferred Shares are no longer outstanding.

ARTICLE II

DIVIDENDS

SECTION 2.01.                         Dividends.

(a)                                 From and after the date of issuance of each Series A Preferred Share, Holders of the Series A Preferred Shares shall be entitled to receive in respect of each such share, if, as and when declared by the Company’s Board of Directors, from time to time, cumulative dividends accruing on a daily basis at the Dividend Rate on the Compounded Liquidation Preference of such share from time to time, payable in cash and, to the extent not paid, shall compound on each Semi-Annual Date; provided that dividends accruing as a result of the 2.00% per annum increase in the Dividend Rate pursuant to Section 8.02, shall be payable in cash, and, to the extent not paid, shall compound on the Compounded Liquidation Preference on each Quarter End Date. Dividends will be calculated on the basis of actual days elapsed over a year of 360 days consisting of twelve 30-day months.

(b)                                 Notwithstanding anything to the contrary contained herein, no Dividend may be declared unless paid to the Holders in cash (it being understood that no Dividends may be declared and paid in securities or otherwise “in kind”).

SECTION 2.02.                         Ranking. Except with respect to any equal or senior-ranking equity interests that may be issued with the approval of the Holder Majority, the Series A Preferred Shares (inclusive of any and all Dividends thereon) shall rank senior and in priority of payment to all Junior Stock in respect of payment of dividends or upon liquidation, winding up or dissolution of the Company. So long as any Series A Preferred Shares are outstanding, no dividends or distributions on, or purchases or redemptions of, Junior Stock shall be paid, declared or made, except as permitted under this Certificate of Designation.

ARTICLE III

REDEMPTION

SECTION 3.01.                         Notices to Holders.  If the Company elects to redeem the Series A Preferred Shares pursuant to Section 3.07, it shall furnish to each Holder a notice in accordance with Section 3.03.

SECTION 3.02.                         Selection of Series A Preferred Shares to Be Redeemed.  If less than all of the Series A Preferred Shares are to be redeemed at any time, the Series A Preferred Shares of all Holders shall be redeemed on a pro rata basis.

SECTION 3.03.                         Notice of Redemption.  The Company shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid, a notice of redemption not more than sixty (60) days (or, in the case of a Mandatory Redemption, thirty (30) days) before the Redemption Date to each Holder to be redeemed.

The notice shall identify the Series A Preferred Shares to be redeemed and shall state:

(a)                                 the Redemption Date;

(b)                                 the Redemption Price;

(c)                                  if the Company is not permitted by Law to redeem all of the Series A Preferred Shares required to be redeemed or if the Series A Preferred Shares are to be redeemed in part only, the number of, or the portion of the Compounded Liquidation Preference of, the Series A Preferred Shares to be redeemed and that, after the Redemption Date upon surrender of such Series A Preferred Shares, if such shares are certificated, a new certificate for such Series A Preferred Shares in a Compounded Liquidation Preference equal to the unredeemed portion of the original Series A Preferred Shares will be issued in the name of the Holder upon cancellation of the original certificate representing such Series A Preferred Shares or if such shares are uncertificated, a notice of issuance, of uncertificated shares stating the number of unredeemed, or the Compounded Liquidation Preference equal to the unredeemed portion of, the Series A Preferred Shares of such Holder; provided, that if any accumulated and unpaid Dividends in respect of any unredeemed Series A Preferred Shares are not included in the Compounded Liquidation Preference, then such accumulated and unpaid Dividends shall continue to accrue and compound in accordance with Section 2.01(a);

(d)                                 that, if such shares were certificated, the certificate representing the Series A Preferred Shares called for redemption must be surrendered to the Company to collect the Redemption Price;

(e)                                  that, unless the Company defaults in making such redemption payment, the Series A Preferred Shares called for redemption shall cease to be outstanding or accumulate Dividends; and

(f)                                   any condition to such redemption.

Solely in the case of optional redemption in accordance with Section 3.07, such notice of redemption, and the related redemption, may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of one or more corporate transactions.  In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded if any or all such conditions shall not have been satisfied by the Redemption Date as stated in such notice, or by the redemption date as so delayed.  The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person; provided that such notice shall not relieve the Company’s obligations under this Certificate of Designation.

SECTION 3.04.                         Effect of Notice of Redemption.  Once notice of redemption is delivered to the Holders in accordance with Section 3.03, subject to satisfaction of any conditions precedent permitted under this Certificate of Designation specified in the applicable notice of redemption, the Redemption Price of the Series A Preferred Shares called for redemption shall become irrevocably due and payable on the Redemption Date.  The notice, if delivered electronically, mailed or caused to be mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder actually receives such notice.  In any case, failure to deliver such notice or any defect in the notice to the Holders of any Series A Preferred Share shall not affect the validity of the redemption of any other Series A Preferred Share. Subject to Section 3.05, on and after the Redemption Date, Dividends shall cease to accumulate on Series A Preferred Shares or portions of Series A Preferred Shares called for redemption and such Series A Preferred Shares shall cease to be outstanding.

SECTION 3.05.                         Deposit of Redemption Price.

(a)                                 Prior to 2:00 p.m. (Eastern Time) on the Redemption Date, the Company shall deposit with each Holder money sufficient to pay the Redemption Price of all Series A Preferred Shares of such Holder to be redeemed on that Redemption Date.  Each such Holder shall promptly return to the Company any money deposited with the Holders by the Company in excess of the amounts necessary to pay the Redemption Price of all Series A Preferred Shares of such Holder to be redeemed.

(b)                                 If any Series A Preferred Share called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, without prejudice to any other rights that a Holder may have at Law or in equity, Dividends shall continue to accumulate or be paid on the unpaid Compounded Liquidation Preference, from the Redemption Date until the Redemption Price is paid, and on any Dividends accumulated to the Redemption Date not paid on such unpaid Compounded Liquidation Preference, in each case at the Dividend Rate.

SECTION 3.06.                         Series A Preferred Shares Redeemed in Part.  Upon surrender of a Series A Preferred Share certificate (if any) that is redeemed in part, (i) if such shares are certificated, the Company shall issue a new Series A Preferred Share certificate equal in Compounded Liquidation Preference to the unredeemed portion of the Series A Preferred Shares surrendered and (ii) if such shares are uncertificated, the Company shall deliver a notice of issuance of uncertificated shares stating the Compounded Liquidation Preference of the unredeemed portion of the Series A Preferred Shares surrendered; provided, that in each case of clauses (i) and (ii) if any accumulated and unpaid Dividends in respect of any unredeemed Series A Preferred Shares are not included in the Compounded Liquidation Preference, then such accumulated and unpaid Dividends shall continue to accrue and compound in accordance with Section 2.01(a).

SECTION 3.07.                         Optional Redemption.

(a)                                 At any time from time to time, the Company may, at its option, on one or more occasions redeem all (or a part, in accordance with Section 3.02) of the outstanding Series A Preferred Shares held by the Holders on a pro rata basis, upon notice as described under Section 3.03 for an amount per share equal to the Redemption Price paid in cash on the Redemption Date set forth in the notice required under Section 3.03.

(b)                                 Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

SECTION 3.08.                         Mandatory Redemption.

(a)                                 Upon or immediately prior to the earlier of (i) any Change of Control and (ii) the Maturity Date, the Company shall redeem for cash (any such redemption, a “Mandatory Redemption”) all of the then outstanding Series A Preferred Shares at a price per share equal to the Redemption Price as of the Redemption Date.

(b)                                 Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.03 through 3.05, as applicable.

SECTION 3.09.                         No Conversion. The Series A Preferred Shares shall not be convertible into any other securities of the Company.

ARTICLE IV

VOTING

SECTION 4.01.                         No Voting Rights. Except as may otherwise be required by non-waivable provision of the DGCL, the Series A Preferred Shares shall not have any voting powers, preferences or relative participating, optional or other special rights or voting powers, or qualifications, limitations or restrictions thereof.  Without limiting the foregoing, the Holders shall have no voting rights, except as otherwise required by non-waivable provision of the DGCL. In all cases where the Holders have the right to vote separately as a class, such Holder shall be entitled to one vote for each such share held by them respectively.

Nothing contained in this Section 4.01 will be deemed to restrict or limit a Holder’s rights under Article V or Article XI.

ARTICLE V

COVENANTS

SECTION 5.01.                         Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries, to directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise) without the approval of the Holder Majority:

(a)                                 declare or pay any dividend or make any payment or distribution on account of the MYT Guarantor Entities’ or any of their Subsidiaries’ Equity Interests (other than a dividend or other payment or distribution payable to the MYT Guarantor Entities or their Subsidiaries), including any payment made in connection with any merger, consolidation, liquidation or dissolution involving any of the MYT Guarantor Entities (other than dividends or distributions by the Company payable solely in common equity interests of the Company); or

(b)                                 purchase, redeem, defease or otherwise acquire or retire for value any of the MYT Guarantor Entities’ or any of their Subsidiaries’ equity interests including any purchase, redemption, defeasance or acquisition for value made, in connection with any merger, consolidation, liquidation or dissolution involving any of the MYT Guarantor Entities or their Subsidiaries;

(all such payments and other actions set forth in clauses (a) and (b) above being collectively referred to as “Restricted Payments”). Nothing contained in this Section 5.01 shall prohibit (i) the MYT Reorganization (as defined below), (ii) the making of any payments in accordance with Company’s rights and obligation under Article II and Article III and (iii) the Exempted Payments.

SECTION 5.02.                         Limitation on Incurrence of Indebtedness . The Company shall not, and shall not permit any of its Subsidiaries, to directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise) without the approval of the Holder Majority, Incur any Indebtedness (including Acquired Indebtedness) for borrowed money or any guarantee or other credit support for Indebtedness for borrowed money; provided, however, that the foregoing limitation will not apply to the following:

(a)                                 the Incurrence by MYT Operating Entities of Indebtedness under revolving (not term) indebtedness under the existing revolving credit facility of one or more MYT Operating Entities (as amended or refinanced from time to time, collectively, the “MYT RCF”) and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), which shall be provided by one or more commercial banks to finance ordinary course working capital needs or capital expenditures and the Permitted Investments described in Section 5.08(a), provided the aggregate principal amount of the Indebtedness under the MYT RCF shall not exceed the greater of (x) 40.0 million Euros and (y) the MYT RCF Revenue Cap; and further provided that, the MYT Operating Entities may from time to time borrow under the MYT RCF to fund purchases of inventory pursuant to a Projected Purchase Order up to an amount so that the amount of the Indebtedness outstanding under the MYT RCF at any time does not exceed the Projected RCF Amount under the MYT RCF, notwithstanding that such borrowings would cause the amount outstanding under the MYT RCF to exceed the MYT RCF Revenue Cap, so long as (1) the MYT RCF permits such borrowings and (2) the Projected RCF Amount at the time of such Projected Purchase Order exceeded 40.0 million Euros;

(b)                                 intercompany Indebtedness of the Company and its Subsidiaries existing on the Issue Date; provided that to the extent any such Indebtedness is owed by an MYT Guarantor Entity to another Person that is not an MYT Guarantor Entity, such Indebtedness shall be unsecured and shall be subordinated in right of payment to the Limited Guarantee; and

(c)                                  Indebtedness with respect to mortgage financings and purchase money Indebtedness to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets and Indebtedness arising from the conversion of the obligations of the MYT Operating Entities and their Subsidiaries under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the MYT Operating Entities and their Subsidiaries, not to exceed $2.0 million; provided that such Indebtedness is incurred within 270 days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness.

SECTION 5.03.                         Limitation on Issuance of Equity Interests. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), without the approval of the Holder Majority, to (a) authorize, issue or increase the authorized amount of Equity Interests of the Company that rank senior to or pari passu with the Series A Preferred Shares as to priority in distributions or liquidation preference, (b) authorize, issue or increase the authorized amount of equity of any member of the MYT Group other than the Company (other than issuances of such equity to members of the MYT Group) or (c) amend or reclassify any equity of the Company into any of the foregoing equity described in clauses (a) and (b).

SECTION 5.04.                         Limitation on Reorganizations. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), without the approval of the Holder Majority, take any action, including forming a subsidiary, recapitalization or reorganization, that results in any Person existing between the Company and NMG Germany GmbH (other than entities that are wholly owned Subsidiaries of the Company). Notwithstanding the foregoing, the Company shall be permitted to reorganize the ownership structure of the Company and its Subsidiaries to eliminate Mariposa Luxembourg I S.à r.l. and Mariposa Luxembourg II S.à r.l. on or prior to September 30, 2019 (the “MYT Reorganization”); provided that all equity pledges and guarantees by the MYT Guarantor Entities shall remain or be assumed by operation of law or otherwise in connection with such restructuring and without the creation of any additional tax liabilities at the time of the restructuring to the Holders or the holders of the Second Lien Notes and the Third Lien Notes.

SECTION 5.05.                         Limitation on Liquidations. The Company shall not, and shall not permit any of its Subsidiaries to directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), without the approval of the Holder Majority, liquidate, dissolve or wind-up, or voluntarily petition for bankruptcy or fail to defend involuntary acts of bankruptcy, subject (in the case of any entities organized under the laws of Germany) to duties under applicable German law. Notwithstanding the foregoing, the Company shall be permitted, and shall permit its Subsidiaries, to directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), liquidate, dissolve or wind-up, or voluntarily petition for bankruptcy or fail to defend involuntary acts of bankruptcy Mariposa Luxembourg I S.à r.l. and Mariposa Luxembourg II S.à r.l. in connection with the MYT Reorganization.

SECTION 5.06.                         Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries, to directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise) without the approval of the Holder Majority, create, Incur or suffer to exist any Lien on any asset or property of any of the MYT Guarantor Entities or any of their Subsidiaries to secure Indebtedness for borrowed money or any guarantee thereof, except:

(a)                                 Liens on the assets of the borrowers and guarantors under the MYT RCF, securing their obligations under the MYT RCF;

(b)                                 Liens existing or Incurred on the Issue Date and any refinancing or replacements thereof; provided that such refinancings or replacements of such original Liens shall not extend to any assets other than the assets subject to the original Lien (and proceeds and products thereof and improvements thereon);

(c)                                  Liens on vehicles, equipment or personal property of the MYT Operating Entities granted in the ordinary course of business;

(d)                                 Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

(e)                                  Liens on the collateral securing Indebtedness permitted to be Incurred as secured Indebtedness pursuant to Section 5.02.

SECTION 5.07.                         Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise) without the approval of the Holder Majority, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan (including intercompany loans), advance or guarantee with, or for the benefit of Neiman Marcus Group, Inc. or any Affiliates of Neiman Marcus Group, Inc., or any other Affiliates of the Company (other than the members of the MYT Group) and MYT Group (each of the foregoing, an “Affiliate Transaction”), except for any reasonable, customary and arm’s length payments to or arrangements relating to the allocation of shared expenses (if any) between the Company, the MYT Group and Neiman Marcus Group, Inc. and their respective Affiliates (other than the members of the MYT Group) (the “Exempted Payments”).

SECTION 5.08.                         Limitation on Investments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), without the approval of the Holder Majority, make any Investment in any Person after the Issue Date, other than (clauses (a) through (i), collectively, “Permitted Investments”):

(a)                                 Investments made using common equity or the cash proceeds (net of offering expenses, discounts and commissions) of common equity of the Company (it being understood that an amount of cash proceeds of such common equity may be used to temporarily reduce the outstanding amount under the MYT RCF, and such amount may be borrowed under the MYT RCF to fund such Investments);

(b)                                 Investments in members of the MYT Group and its wholly-owned Subsidiaries;

(c)                                  Investments by the MYT Operating Entities and their Subsidiaries in accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received by the MYT Operating Entities and their Subsidiaries in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(d)                                 intercompany loans among the Subsidiaries of the Company;

(e)                                  guarantees of operating leases or of other obligations that do not constitute Indebtedness, in each case, entered into by the MYT Operating Entities or their Subsidiaries in the ordinary course of business;

(f)                                   purchases or acquisitions by the MYT Operating Entities and their Subsidiaries of inventory, supplies, materials and equipment or purchases or acquisitions of contract rights or intellectual property in each case in the ordinary course of business;

(g)                                  Investments arising out of the receipt of non-cash consideration in connection with any Qualified MYT Asset Sales;

(h)                                 non-cash Investments made in order to complete the MYT Reorganization; and

(i)                                     Investments not to exceed $10.0 million after the Issue Date.

(j)                                    The Company shall not, and shall not permit any member of the MYT Group to, without the approval of the Holder Majority, directly or indirectly use any Permitted Investments (or proceeds thereof) (i) to provide assets to an entity that Incurs Indebtedness or issues Equity Interests, which Indebtedness, Equity Interests or proceeds thereof (as the case may be) are used to refinance any Indebtedness of the Company or any member of the MYT Group or (ii) to make the payments restricted by Section 5.01.

SECTION 5.09.                         Limitation on Business Activities. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), without the approval of the Holder Majority, engage in any business or business activity other than that currently conducted by the MYT Group and any similar, corollary, related, ancillary, incidental or complementary business or business activities or a reasonable extension, development or expansion thereof or ancillary thereto. Notwithstanding the foregoing, the MYT Group will not acquire any securities or other interests in the Neiman Marcus Group, Inc. or its Affiliates (other than members of the MYT Group).

SECTION 5.10.                         Limitation on Amendment of Distribution and Redemption. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), without the approval of the Holder Majority, amend, alter or repeal any of the provisions set forth in the pledge agreement by MYT Parent of the common equity of the Company relating to the items set forth in Article II or Article III.

SECTION 5.11.                         Non-Circumvention. The Company shall not by any voluntary action directly or indirectly through any Subsidiary, including amending its governing documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid the observance or performance of any of covenants set forth under Article V.  The business of the MYT Group shall be conducted, directly or indirectly, through the Company.

SECTION 5.12.                         Assumption of Obligations.  In the event of any sale, conveyance, exchange or Transfer of all or substantially all of the Company’s property or assets or the consolidation, merger or amalgamation of the Company with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Company , the successor or acquiring Person (if other than the Company)

shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Certificate of Designation to be performed and observed by the Company and all of the obligations and liabilities under this Certificate of Designation, mutatis mutandis.

SECTION 5.13.                         Information Rights.

(a)                                 As long as any Series A Preferred Shares remain outstanding, the Company shall deliver to each Holder:

(i)                           by the earlier of (A) ninety (90) days after the end of each fiscal year of NM Group (or such longer period as may be provided by the SEC if NM Group were then subject to SEC reporting requirements as a non-accelerated filer) and (B) the date NM Group discloses to holders of its secured notes earnings information with respect to the corresponding fiscal year, the audited annual financial statements of the MYT Operating Entities for the most recently ended fiscal year of the MYT Operating Entities (which currently ends prior to the corresponding fiscal year of NM Group) prepared in accordance with German GAAP, together with a qualitative or quantitative explanation of the material applicable differences between German GAAP and GAAP;

(ii)                        by the earlier of (A) forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of NM Group (or such longer period as may be provided by the SEC if NM Group were then subject to SEC reporting requirements as a non-accelerated filer) and (B) the date NM Group discloses to holders of its secured notes earnings information with respect to the corresponding fiscal quarter, unaudited quarterly financial statements of the MYT Operating Entities for the fiscal quarter most recently ended of the MYT Operating Entities (which currently ends prior to the corresponding fiscal quarter of NM Group)and, commencing with the MYT Operating Entities’ fiscal quarter ending in March 2020, the corresponding fiscal quarter of the prior fiscal year, prepared in accordance with German GAAP, together with a qualitative or quantitative explanation of the material applicable differences between German GAAP and GAAP;

(iii)                     with each set of consolidated financial statements referred to in Section 5.13(a)(i) and (ii) above, a narrative discussion of the key financial information of the MYT Operating Entities consistent with those customarily provided with earnings press release; and

(iv)                    within the time period specified for filing current reports on Form 8-K by the SEC as if such items were reportable on a Form 8-K, notice of any (a) issuances of Equity Interests (including any debt security that is convertible into, or exchangeable for, Capital Stock of the Company) by the Company that are junior to the Series A Preferred Shares, (b) issuances of Indebtedness other than in the ordinary course of business pursuant to Section 5.02(a), (b) and (c) and (c) Permitted Investments.

(b)                                 Notwithstanding the foregoing, the obligations in this Section 5.13 may be satisfied with respect to financial information of the MYT Operating Entities by furnishing the applicable financial statements of the Company or any Subsidiary thereof that is the direct or indirect parent of NMG Germany GmbH; provided that such information is accompanied by consolidating information that explains in reasonable detail the material differences between the information relating to such parent, on the one hand, and the information relating to the MYT Operating Entities on a stand-alone basis, on the other hand; and provided further that such direct or indirect parent of NMG Germany GmbH shall not conduct, transact or otherwise engage in any business or operations other than relating to its direct or indirect ownership of all of the Equity Interests in, and management of, NMG Germany GmbH.

(c)                                  The Company shall promptly furnish any information reasonably requested by Holders of at least 5% of the Series A Preferred Shares to confirm that the Company and its Subsidiaries are in compliance with the covenants set forth under Article V.

(d)                                 Documents required to be delivered pursuant to this Section 5.13 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) (x) such documents become available on the SEC’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) website or (y) NMG Germany GmbH (or any direct or indirect parent of NMG Germany GmbH) posts such documents, or provides a link thereto on its website; or (ii) such documents are posted on NMG Germany GmbH’s behalf on IntraLinks/IntraAgency or another similar non-public, password protected datasite.

(e)                                  Each Holder shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.  Any Person seeking access to such datasite will be required to represent to and agree with the MYT Operating Entities and any such parent (and by accepting such financial information, such Person will be deemed to have so represented and agreed with the MYT Operating Entities and such parent) to the good faith satisfaction of the MYT Operating Entities or such parent that:

(i)                           it is a Holder or a bona fide prospective investor in the Series A Preferred Shares that qualifies as a Permitted Transferee;

(ii)                        if it is a prospective purchaser of the Series A Preferred Shares, it is (a) a “qualified institutional buyer” (as defined in Rule 144A of the Securities Act), (b) a “non U.S. Person” (as defined in Regulation S under the Securities Act) or (c) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act;

(iii)                     it will not use the information in violation of applicable securities laws or regulations;

(iv)                    it will not communicate the information to any Person and will keep the information confidential;

(v)                       it will use such information only in connection with evaluating, monitoring or disposing of an investment in the Series A Preferred Shares; and

(vi)                    it (a) will not use such information in any manner intended to compete with the business of the MYT Operating Entities and (b) is not a Disqualified Institution.

ARTICLE VI

TAX

SECTION 6.01.                         Tax.

(a)                                 The Company and the Holders agree that the Series A Preferred Shares are intended to constitute (x) equity for U.S. federal income (and applicable state and local) tax purposes, and (y) preferred stock described in Section 1504(a)(4) of the Code.

(b)                                 The Company and the Holders agree that:

(i)                           any increase to the Liquidation Preference as a result of undeclared Dividends is not intended to be treated as a distribution pursuant to Section 301 or Section 305 of the Code or otherwise treated as a distribution that is subject to U.S. federal tax withholding, and

(ii)                        upon (x) any complete redemption of the Series A Preferred Shares and (y) any other redemption of Series A Preferred Shares that are, in the case a redemption described in this clause (y), held or beneficially owned by a Holder that does not own (including indirectly) an amount of any other class of Capital Stock of the Company that would cause such redemption to be subject to U.S. federal tax withholding by virtue of not being treated as a sale or exchange pursuant Section 302(b) of the Code, the Liquidation Preference is intended to be treated in its entirety as a payment in exchange for the Series A Preferred Shares that is not subject to U.S. federal tax withholding, and not as a distribution pursuant to Section 301 or Section 305 of the Code or otherwise (and in any other case, for the avoidance of doubt, the covenant in Section 6.01(d) shall continue to apply).

(c)                                  The Company and the Holders shall prepare all U.S. federal income and U.S. federal income withholding tax returns and tax filings consistent with the foregoing clauses unless otherwise required by a final determination by an applicable taxing authority or a change in applicable Law or administrative guidance.  If the Company (or any other withholding agent, but solely in the event that the Company is not the withholding agent but has determined that such withholding is required) is required to deduct or withhold any U.S. federal withholding taxes from (i) the Liquidation Preference as a result of a change in applicable Law or administrative guidance or (ii) from any current Dividends that are declared by the Board of Directors of the Company and paid in cash, the Liquidation Preference or such cash Dividend, as applicable, shall be increased as necessary so that after such deduction or withholding has been made (including such U.S. federal withholding deductions and withholdings applicable to such increase in the Liquidation Preference or Dividend, as applicable) each direct or indirect Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(d)                                 The Company will otherwise use its commercially reasonable efforts to cooperate with Holders to minimize U.S. federal tax withholding related to the Series A Preferred Shares (including in the case of any partial redemption of the Series A Preferred Shares, in determining whether a Holder owns (including indirectly) an amount of any other Capital Stock of the Company described in clause (b)(ii)(y), above).

ARTICLE VII

TRANSFERS

SECTION 7.01.                         Transfers.

(a)                                 Subject to this Section 7.01, a Holder can Transfer any Series A Preferred Shares to a Permitted Transferee at any time.

(b)                                 Notwithstanding the foregoing, a Holder may not, directly or indirectly, Transfer any Series A Preferred Shares:

(i)                           except as permitted under the Securities Act and other applicable federal and state securities and blue sky laws, and then, if requested by the Company, only upon delivery to the Company of a written opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act. In addition to (and without limiting in any respect) the foregoing, such Series A Preferred Shares shall only be Transferable to (x) “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act, (y) “non U.S. Persons” within the meaning of Regulation S promulgated under the Securities Act and (z) “accredited investors” within the meaning of Rule 501(a)(1), (3) and (7) of Regulation D promulgated under the Securities Act;

(ii)                        if such Transfer would reasonably be expected to require registration or qualification of such Series A Preferred Shares pursuant to the Securities Act or any applicable federal or state securities or blue sky laws, or require the Company to file reports pursuant to the Exchange Act or any applicable federal or state securities or blue sky laws;

(iii)                     if such Transfer would cause the Company or any Subsidiary of the Company to be required to register as an investment company under the Investment Company Act of 1940, as amended;

(iv)                    if such Transfer would cause the Company or any Subsidiary of the Company to be subject to regulation under the Investment Advisers Act of 1940;

(v)                       if such Transfer would cause the assets of the Company or any Subsidiary of the Company to be deemed “Plan Assets” as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company or any Subsidiary of the Company; or

(vi)                    to a Person that is not a Permitted Transferee.

Any Transfer of Series A Preferred Shares which complies with this Section 7.01 shall be a “Permitted Transfer”.  A list of Persons that are not Permitted Transferees may be obtained by contacting Chief Legal Counsel, Neiman Marcus Group, Inc., One Marcus Square, 1618 Main Street, Dallas, Texas, 75201.

(c)                                  Without limiting the generality of the foregoing, if the Board of Directors shall at any time determine that a Transfer or other event has taken place that results in a violation of the transfer restrictions set forth in this Certificate of Designation or a Person intends to acquire or has attempted to acquire ownership of any Series A Preferred Shares in violation of the transfer restrictions set forth in this Certificate of Designation (whether or not such violation is intended), the Board of Directors will take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including refusing to give effect to such Transfer on the books of the Company, or instituting proceedings to enjoin such Transfer or other event. Any attempted Transfer of Series A Preferred Shares that is not permitted under the terms of this Certificate of Designation will be null and void ab initio, and the Company will not in any way give effect to any such impermissible Transfer, irrespective of any action or in-action by the Board of Directors. Nothing contained in this Section 7.01(c) will be deemed to prevent a transferor and transferee from disputing the Board of Director’s determination that the Transfer was in violation of Article VII.

(d)                                 Any Person who acquires or attempts or intends to acquire ownership of Series A Preferred Shares that will or may violate the transfer restrictions set forth in this Certificate of Designation will promptly upon knowledge of such violation or potential violation give written notice to the Company of such event, and shall provide to the Company such other information as the Company may reasonably request in order to determine the effect, if any, of such Transfer on the Company.

(e)                                  If physical certificates representing shares of Series A Preferred Shares are issued, upon the surrender of any certificate representing Series A Preferred Shares, the Company shall, upon the request of the record holder of such certificate, promptly (but in any event within ten (10) Business Days after such request) execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing Series A Preferred Shares with an aggregate Stated Value of the Series A Preferred Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such Stated Value of the Series A Preferred Shares as is requested by the holder of the surrendered certificate, and Dividends shall accumulate on the aggregate Stated Value of the Series A Preferred Shares represented by such new certificate from the date to which Dividends have been fully paid on the aggregate Stated Value of the Series A Preferred Shares represented by the surrendered certificate and reasonably agreed to by the Company. The issuance of new certificates will be made without charge to the Holders of the Series A Preferred Shares, and the Company shall pay for any cost incurred by the Company in connection with such issuance; provided that the Company shall not pay for any documentary, stamp and similar issuance or transfer tax in respect of the preparation, execution and delivery of such new certificates pursuant to this Section 7.01. All transfers and exchanges of the Series A Preferred Shares will be made promptly by direct registration on the books and records of the Company and the Company shall take all such other actions as may be required to reflect and facilitate all transfers and exchanges permitted pursuant to this Section 7.01.

(f)                                   If physical certificates representing shares of Series A Preferred Shares are issued, upon receipt of evidence reasonably satisfactory to the Company (it being understood that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the Series A Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(g)                                  Unless otherwise agreed to by the Company and the applicable Holder, each certificate representing the Series A Preferred Shares will bear a restrictive legend substantially in the form set forth in Appendix I hereto, which is hereby incorporated in and expressly made a part of this Certificate of Designation, and will be subject to the restrictions set forth therein. In addition, each such certificate may have notations, additional legends or endorsements required by Law, stock exchange rules, and agreements to which the Company and all of the Holders in their capacity as Holders are subject, if any.

(h)                                 Any attempted Transfer of Series A Preferred Shares not permitted under the terms of this Article VII shall be null and void ab initio, and the Company shall not in any way give effect to any such impermissible Transfer.

ARTICLE VIII

TRIGGER EVENTS AND REMEDIES

SECTION 8.01.                         Trigger Events. A “Trigger Event” wherever used herein, means a breach by the Company of its obligations, covenants or agreements in this Certificate of Designation or by MYT Parent of the MYT Parent Obligations and such breach (other than any payment default), if capable of being cured, continuing for fifteen (15) Business Days (which period shall be extended to forty-five (45) Business Days to the extent the breach is capable of being cured and the Company or MYT Parent, as applicable, is using commercially reasonable efforts to cure such breach) following the earliest of (a) written notice to the Company or MYT Parent, as applicable, by the Holders who hold at least 25.0% of the outstanding Series A Preferred Shares, (b) an Officer of the Company having actual knowledge of the occurrence of such breach or (c) in the case of any breach with respect to a Mandatory Redemption, the Redemption Date).

SECTION 8.02.                         Remedies for Trigger Event.  If one or more Trigger Events occur and are continuing the Dividend Rate will increase by 2.00% per annum, until the cure or waiver of all such Trigger Events. The exercise of the remedy contained in this Section 8.02 by the Holders shall not prevent the exercise of any other right or remedy by the Holders contained herein.

SECTION 8.03.                         Waiver of Past Trigger Events.  A Holder Majority, by written notice to the Company may on behalf of the Holders of all of the Series A Preferred Shares waive any existing Trigger Event and its consequences hereunder.  Upon any such waiver, such Trigger Event shall cease to exist, and any Trigger Event arising therefrom shall be deemed to have been cured for every purpose herein.  No such waiver shall extend to any subsequent or other Trigger Event or impair any right consequent on such subsequent or other Trigger Event.

ARTICLE IX

TRANSFER AGENT

SECTION 9.01.                         Transfer Agent, Registrar and Paying Agent.  The duly appointed Transfer Agent, registrar and paying agent for the Series A Preferred Shares shall be American Transfer & Trust Company, LLC.  The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, registrar or paying agent for the Series A Preferred Shares and thereafter may remove or replace such other Person at any time.  Upon any such appointment, removal or replacement, the Company shall send notice thereof by first class mail, postage prepaid, to the Holders.

ARTICLE X

LIQUIDATION, DISSOLUTION AND WINDING UP

SECTION 10.01.                                 Preferential Payments to Holders of Series A Preferred Shares. In the event of any Liquidation Event of the Company, the Holders shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to the Liquidation Preference. If upon any such Liquidation Event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the Holders the full amount to which they shall be entitled under this Section 10.01, the Holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

ARTICLE XI

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 11.01.                                 Amendment.

(a)                                 Subject to Section 11.01(b) and (c), the Company may amend, modify, supplement, repeal or waive any of the terms of this Certificate of Designation or the preferences, powers or rights of the Holders without the consent of the Holder.

(b)                                 Notwithstanding Section 11.01(a), no amendment, alteration, modification, supplement, repeal or waiver by the Company (whether by merger, consolidation, amendment, recapitalization or otherwise), to the Certificate of Incorporation, the Bylaws of the Company, this Certificate of Designation or the Certificate of Designation of the Series B Preferred Stock that by its terms would adversely affect the Holders in a manner disproportionate to any other holder or group of holders of Equity Interests of the Company shall be effective against the Holders (which shall include, for the avoidance of doubt, any amendment, alteration, modification, supplement, repeal or waiver of any of the provisions set forth in Article V or the definitions related thereto) without the consent of the Holder Majority.

(c)                                  Notwithstanding Section 11.01(a) above, the Company may not (whether by merger, consolidation, amendment, recapitalization or otherwise), amend, alter, modify, supplement, repeal or waive any of the terms of this Certificate of Designation or the preferences, powers or rights of the Holders in a manner adverse to such Holders without the written consent of the applicable Holder to the extent that the same shall:

(i)                           reduce the Compounded Liquidation Preference, the Liquidation Preference or Redemption Price of any of the Series A Preferred Shares;

(ii)                        reduce the Dividend Rate of or change the time for accrual of Dividends on any of the Series A Preferred Shares; or

(iii)                     change the terms or conditions of any Mandatory Redemption.

(d)                                 After an amendment, alteration, modification, supplement, repeal or waiver under this Section 11.01 becomes effective, the Company shall deliver to the Holders affected thereby a notice briefly describing the amendment, alteration, modification, supplement, repeal or waiver.  Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, alteration, modification, supplement, repeal or waiver.

(e)                                  No failure or delay of any Holder in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. A waiver of any provision of this Certificate of Designation or any consent to any departure by the Company or any of its Subsidiaries from this Certificate of Designation shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company or any of its Subsidiaries in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01.                  Notices.  Any notice or other communication required or permitted to be delivered to any party under this Certificate of Designation will be in writing and delivered by (i) email or (ii) overnight delivery via a national courier service, with respect to any Holder, at the email address or physical address on file with the Company and with a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064

Attn:  Alice Belisle Eaton; Andrew N. Rosenberg; Ellen N. Ching

E-mail address: aeaton@paulweiss.com; arosenberg@paulweiss.com; eching@paulweiss.com with respect to the Company, to the following email address or physical address, as applicable:

MYT Holding Co.
c/o Neiman Marcus Group, Inc.
One Marcus Square

1618 Main Street

Dallas, TX 75201

Attn: Tracy M. Preston
E-mail address: tracy_preston@neimnamarcus.com and

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

333 South Hope Street

Los Angeles, CA 90071

Attn:  David Nemecek, P.C.; Nisha Kanchanapoomi, P.C.; Philippa Bond, P.C.

E-mail address: david.nemecek@kirkland.com; nisha.kanchanapoomi@kirkland.com;
pippa.bond@kirkland.com

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attn:  Anup Sathy, P.C.; Spencer Winters

E-mail address: anup.sathy@kirkland.com; spencer.winters@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue
New York, NY 10022
Attn:  Matthew Fagen
E-mail address:  matthew.fagen@kirkland.com

Notice or other communication pursuant to this Section 12.01 will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or by overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day.

SECTION 12.02.                  Severability. Whenever possible, each provision hereof will be interpreted in a manner as to be effective and valid under applicable Law, but if any provision hereof is held to be prohibited by or invalid under applicable Law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

SECTION 12.03.                  Governing Law. This Certificate of Designation and all questions relating to the interpretation or enforcement of this Certificate of Designation will be governed by and construed in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.

SECTION 12.04.                  Rights and Remedies of Holders.

(a)                                 The various provisions set forth under this Certificate of Designation are for the benefit of the Holders and will be enforceable by them, including by one or more actions for specific performance.

(b)                                 Except as expressly set forth herein, all remedies available under this Certificate of Designation, at law, in equity or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of a particular remedy will not preclude the exercise of any other remedy.

(c)                                  No Series A Preferred Share acquired by the Company by reason of redemption, purchase or otherwise shall be held in treasury for reissuance, and the Company shall take all necessary action to cause such Series A Preferred Share to be canceled and retired.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by a duly authorized officer this 6th day of June, 2019.

THE COMPANY:

MYT HOLDING CO.

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Authorized Signatory

Appendix I

Restrictive Legend to the Series A Preferred Shares Certificate

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND ARE NOT EXPECTED TO BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS (I) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (II) AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SHARES OF SERIES A PREFERRED STOCK OF $250,000,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRANSFER AGENT IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), (4) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRANSFER AGENT IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO PERSONS OR ENTITIES THAT ARE PERMITTED TRANSFEREES, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THE LIST OF PERSONS THAT ARE NOT PERMITTED TRANSFEREES MAY BE OBTAINED BY CONTACTING CHIEF LEGAL COUNSEL, NEIMAN MARCUS GROUP, INC., ONE MARCUS SQUARE, 1618 MAIN STREET, DALLAS, TEXAS, 75201.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SET FORTH IN ARTICLE VII OF THE CERTIFICATE OF DESIGNATION FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 202 OF THE DELAWARE GENERAL CORPORATION LAW (THE “CERTIFICATE OF DESIGNATION”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATION. A COPY OF THE CERTIFICATE OF DESIGNATION WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER UPON REQUEST.

In the case of the Securities sold pursuant to Regulation S, the shares of Series A Preferred Stock will bear an additional legend substantially to the following effect:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”